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                                                                  EXHIBIT (4)(d)

                                                     (To be utilized for current
                                                    variable annuity contracts.)


                             ASSUMPTION CERTIFICATE


Policy or Contract Number:______________________________


         This is to certify that as of 12:01 a.m. (at the address of the owner
of the above captioned policy or contract) on ________, 19___,    (Name of
Reinsurer)    , a _______________ stock insurance company, hereby assumes all liability for performance of the terms of the policy or contract identified above and issued by FAMILY LIFE INSURANCE COMPANY, a Washington stock insurance
company, the same as if it had been originally issued by    (Name of Reinsurer)
 .

         The Variable Account mortality risk charge described in Section 4.3 of the contract, which on an annual basis equals 0.8% of the daily net asset value of the Variable Account, is modified so that a portion of such charge, equivalent on an annual basis to 0.05% of such daily net asset value, will be for distribution expenses and the remainder, equivalent on an annual basis to 0.75% of such daily net asset value, will be for mortality guarantees made under the contract. This change has no impact, favorable or unfavorable, on your contract value.

         Signed at the executive office of    (Name of Reinsurer)     at
                                          ---------------------------
________________________.


                                         -------------------------------
                                                             , President



                                         -------------------------------
                                                             , Secretary

                                   IMPORTANT

This certificate becomes a part of your policy and should be attached thereto.
All correspondence and inquiries should be directed to    (Name of Reinsurer) ,

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               (address).
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Form No.________